SALE AND PURCHASE AGREEMENT

This  Sale  and  Purchase  Agreement  ("Agreement")  is made on 21  August  2000 between:


1. PT Rabobank Duta Indonesia, a limited liability comparty established under the laws of the Republic of Indonesia, having its principal office at Plaza 89, 9th Floor, JI. H.R. Rasuna Said, Kay.X-7 No. 6 Jakarta ("Seller"); and

2. Everbloom International Technology Pte Ltd, a company established under the laws of Singapore, with its registered office at 12 Science Park Drive #04-01, the Mendel Singapore Science Park 1, Singapore 118225 ("Purehaser").

(The Seller and the Purchaser hereinafter referred to collectively as the "Parties").

WHEREAS:

A. Pursuant to Credit Agreement number 72 dated 31 Janum-y 1991 made before Notary Susana Zakaria SH, in Jakarta, as several times amended, lastly by certain Addendum IV to the Credit Agreement Number LA/CA/254/94 dated 23 November 1994 ("Credit Agreement I") between the Seller as the Bank and PT Randhoetatah Cemerlang as the Borrower, the Bank provided the Borrower with the following facility "(Faeility I'):

     - A Short Term Advance in the principal amount of US$500,000 (United States Dollars five hundred million);

     -    A Term Loan in the principal  amount of  US$2,600,000  (United  States
          Dollars   two  million  six   hundred   thousand);   Initial   amount:
          US$3,500,000.

B. Pursuant to Credit Agreement number 41 dated 22 March 1991 made before Notary Susana Zakaria, SH, m Jakarta, as several times amended, lastly by certain Amendment XII To Credit Agreement dated 16 December 199d ("Credit Agreement II ") between PT Bank LTCB Central Asia as the Bank and PT Randhoetatah Cemerlang as the Borrower, the Bank provided the Borrower with the following facility ("Facility II"):

     - A Term Loan in the principal amount of US$1,500,000.- (United States Dollars one million five hundred thousand); and

     -    A  Working  Capital  Loan  (Demand  Loan)  in  ehe  principal   amount
          US$500,000.-( United States Dollars five hundred thousand)

C. Based on an Assignment and Transfer Agreement number 31 dated 30 July 1999, PT Bank LTCB Central Asia assigned and transferred all its rights, title, interest and benefit under the Credit Agreement II to the Seller.

D.   The total outstanding under the Facility I & II as follows:

Facility I (calculated up to 30 March 2000):

Principal -        For Short Term Advance           US$2,593,000.00
                   For Term Loan                    US$  318,308.35

Overdue Interest - For Short Term Advance
                   & Term Loan                      US$1,160,939.25

Facility II (calculated up to 31 July 1999):
Principal               : For Term Loan             US$1,204,876.00
                          For Demand Loan           US$ 500,000.00

Overdue Interest        : For Term Loan &
                          Demand Loan               US$865,382.61

D. The Seller intends to sell to the Purchaser, and the Pro'chaser intends to purchase from the Seller all rights, titles, and interests in the Credit Agreement I & II ("Rights") on the terms and conditions set out in this Agreement and in an assignment agreement ("Assignment Agreement") to be made between the Seller and the Purchaser on or about the date of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1. The Purchaser hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to the Purchaser, the Rights. The transfer of the Rights to the Purchaser shall be effected in accordance with the terms of the Assignment Agreement.

2. The Seller and the Purchaser agree that notwithstanding anything to the contrary m this Agreement and the Assignment Agreement, the transfer of the Rights to the Purchaser shall not be effective until full payment by the Purchaser of the purchase price in the manner contemplated by paragraphs 2 and 3 of this Agreement and the delivery of all Transaction Documents (as defined in the Assignment Agreement).

3. In the event the Purchaser fails to fulfil the payment in such manner, this Agreement and the Assignment Agreement shall automatically be null and void, and all payments which has been made under this Agreement shall not be refundable and shall be calculated as payment of principal under the Credit Agreement I & II.

4. In the event the Purchaser has fulfilled the payment under this Agreement and the Seller fails to delivery the Transaction Documents (as defmed in the Assignment Agreement), this Agreement and the Assignment Agreement shall be null and void, and all payments which has been made under this Agreement shall be refundable in full within 7 days of notice of demand from the Purchaser.

     The Parties agree that the purchase price for the sale and purchase of the Rights is US$1,075,000 (United States Dollars one million seventy five thousand) which shall be paid by the Purchaser as follows:

Payment                      Payment Date                           Amount
--------                     -------------                         --------
Up front/            Payable within 7(seven) days after the      US$107,500
Down Payment         date of this Agreement.

Final Payment        90 days after the date of this agreement.   USD967,500

5. All payments of purchase price as referred to in Clause 3 '.above shall be paid by the Purchaser to the Seller on each payment date as referred to in Clause 3 m immediately available funds without any set off, counterclaim or withholding of any nature to the following account:

Account Number: 001-1-413796
Bank: Chase Manhattan Bank, New York, USA
Beneficiary: PT. Rabobank Duta Indonesia
Quoting reference: payment of purchase price related to PT Randoetatah Cemerlang

6. Each the Seller and the Purchaser shall keep in confidence all information concerning the other party, including but not limited to information in connection with the Transaction Documents and all other information obtained by it during the negotiation and carrying into effect of this Agreement and, except with the prior written consent of the other party, shall not disclose any of that information to any person other than:

     (a) as required by law or Statute including reporting requirements to Bank Indonesia Or tax authority or by the order of a court having jurisdiction over the party;

     (b) to employees of the party or a related corporation in order to facilitate the transaction;

     (c) to an independent adviser of the party to the extent required for the adviser properly to advise the party;

     (d) to a financial institution in connection with the application by the party for financial accommodation relating to this Agreement;

     (e) to an auditor of the party in order to make financial statement, balance sheet and any other financial report of the party; and

     (f)  to any companies within the group ofRabobank Nederland by the Seller.

     And upon receiving such information each party shall use its best endeavours to ensure the confidentiality provisions under this clause.

7. This Agreement shall be governed by and construed by in accordance with the laws Of the Republic of Indonesia.

8. For the implementation of this Agreement and all its consequences, the Parties hereby select non-exclusive jurisdiction of the District Court of South Dakota.

9. This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this A~eem~t to be executed as of the date first mention above.


Raobank Duta Indonesia

Name:
Everbloom International Technology Pte Ltd
By
Name: